Exhibit 1

BRITISH AMERICAN TOBACCO p.l.c.
RESULTS OF VOTING AT THE 2020 ANNUAL GENERAL MEETING

The Annual General Meeting of British American Tobacco p.l.c. was held at Globe House, 4 Temple Place, London WC2R 2PG on 30 April 2020.

The tables below set out the results of the poll on each of the total of 20 Resolutions as stated in the Notice of Meeting dated 26 March 2020. All valid proxy votes (whether submitted electronically or in hard copy form) were included in the poll taken at the Meeting.  Each shareholder, present in person or by proxy, was entitled to one vote per ordinary share of 25p held.

Resolution 1
Receipt of 2019 Report and Accounts
For - Note (b)	1,740,970,434
Percent of Votes Cast	99.75%
Percent of Issued Share Capital	75.89%
Against	4,425,123
Percent of Votes Cast	0.25%
Percent of Issued Share Capital	0.19%
Total Votes Cast (Excl. Votes Withheld)	1,745,395,557
Percent of Issued Share Capital	76.08%
Votes Withheld - Note (c)	4,221,144

Resolution 2
Approval of the 2019 Directors’ Remuneration Report
For - Note (b)	1,081,334,586
Percent of Votes Cast	61.94%
Percent of Issued Share Capital	47.13%
Against	664,416,231
Percent of Votes Cast	38.06%
Percent of Issued Share Capital	28.96%
Total Votes Cast (Excl. Votes Withheld)	1,745,750,817
Percent of Issued Share Capital	76.09%
Votes Withheld - Note (c)	3,859,408

Resolution 3
Reappointment of KPMG LLP as Auditors
For - Note (b)	1,735,990,590
Percent of Votes Cast	99.72%
Percent of Issued Share Capital	75.67%
Against	4,868,206
Percent of Votes Cast	0.28%
Percent of Issued Share Capital	0.21%
Total Votes Cast (Excl. Votes Withheld)	1,740,858,796
Percent of Issued Share Capital	75.88%
Votes Withheld - Note (c)	8,757,294

Resolution 4
Authority for the Audit Committee to agree the Auditors’ remuneration
For - Note (b)	1,745,866,826
Percent of Votes Cast	99.85%
Percent of Issued Share Capital	76.10%
Against	2,546,932
Percent of Votes Cast	0.15%
Percent of Issued Share Capital	0.11%
Total Votes Cast (Excl. Votes Withheld)	1,748,413,758
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,202,332

Resolution 5
Re-election of Jack Bowles as a Director
For - Note (b)	1,747,172,139
Percent of Votes Cast	99.93%
Percent of Issued Share Capital	76.16%
Against	1,261,832
Percent of Votes Cast	0.07%
Percent of Issued Share Capital	0.06%
Total Votes Cast (Excl. Votes Withheld)	1,748,433,971
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,182,312

Resolution 6
Re-election of Richard Burrows as a Director
For - Note (b)	1,695,365,535
Percent of Votes Cast	98.74%
Percent of Issued Share Capital	73.90%
Against	21,668,118
Percent of Votes Cast	1.26%
Percent of Issued Share Capital	0.94%
Total Votes Cast (Excl. Votes Withheld)	1,717,033,653
Percent of Issued Share Capital	74.84%
Votes Withheld - Note (c)	32,578,544

Resolution 7
Re-election of Sue Farr as a Director
For - Note (b)	1,574,164,446
Percent of Votes Cast	90.04%
Percent of Issued Share Capital	68.61%
Against	174,151,876
Percent of Votes Cast	9.96%
Percent of Issued Share Capital	7.59%
Total Votes Cast (Excl. Votes Withheld)	1,748,316,322
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,300,380

Resolution 8
Re-election of Dr Marion Helmes as a Director
For - Note (b)	1,442,383,287
Percent of Votes Cast	82.50%
Percent of Issued Share Capital	62.87%
Against	305,924,198
Percent of Votes Cast	17.50%
Percent of Issued Share Capital	13.33%
Total Votes Cast (Excl. Votes Withheld)	1,748,307,485
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,309,217

Resolution 9
Re-election of Luc Jobin as a Director
For - Note (b)	1,744,591,256
Percent of Votes Cast	99.79%
Percent of Issued Share Capital	76.04%
Against	3,720,551
Percent of Votes Cast	0.21%
Percent of Issued Share Capital	0.16%
Total Votes Cast (Excl. Votes Withheld)	1,748,311,807
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,304,895

Resolution 10
Re-election of Holly Keller Koeppel as a Director
For - Note (b)	1,737,209,181
Percent of Votes Cast	99.37%
Percent of Issued Share Capital	75.72%
Against	11,060,683
Percent of Votes Cast	0.63%
Percent of Issued Share Capital	0.48%
Total Votes Cast (Excl. Votes Withheld)	1,748,269,864
Percent of Issued Share Capital	76.20%
Votes Withheld - Note (c)	1,346,837

Resolution 11
Re-election of Savio Kwan as a Director
For - Note (b)	1,574,429,906
Percent of Votes Cast	90.06%
Percent of Issued Share Capital	68.63%
Against	173,860,989
Percent of Votes Cast	9.94%
Percent of Issued Share Capital	7.58%
Total Votes Cast (Excl. Votes Withheld)	1,748,290,895
Percent of Issued Share Capital	76.20%
Votes Withheld - Note (c)	1,325,807

Resolution 12
Re-election of Dimitri Panayotopoulos as a Director
For - Note (b)	1,557,526,215
Percent of Votes Cast	89.17%
Percent of Issued Share Capital	67.89%
Against	189,154,129
Percent of Votes Cast	10.83%
Percent of Issued Share Capital	8.24%
Total Votes Cast (Excl. Votes Withheld)	1,746,680,344
Percent of Issued Share Capital	76.13%
Votes Withheld - Note (c)	2,936,358

Resolution 13
Election of Jeremy Fowden as a Director
For - Note (b)	1,743,843,438
Percent of Votes Cast	99.75%
Percent of Issued Share Capital	76.01%
Against	4,432,406
Percent of Votes Cast	0.25%
Percent of Issued Share Capital	0.19%
Total Votes Cast (Excl. Votes Withheld)	1,748,275,844
Percent of Issued Share Capital	76.20%
Votes Withheld - Note (c)	1,340,858

Resolution 14
Election of Tadeu Marroco as a Director
For - Note (b)	1,735,186,834
Percent of Votes Cast	99.25%
Percent of Issued Share Capital	75.63%
Against	13,069,808
Percent of Votes Cast	0.75%
Percent of Issued Share Capital	0.57%
Total Votes Cast (Excl. Votes Withheld)	1,748,256,642
Percent of Issued Share Capital	76.20%
Votes Withheld - Note (c)	1,360,060

Resolution 15
Renewal of Directors’ authority to allot shares
For - Note (b)	1,265,356,664
Percent of Votes Cast	72.38%
Percent of Issued Share Capital	55.15%
Against	482,742,343
Percent of Votes Cast	27.62%
Percent of Issued Share Capital	21.04%
Total Votes Cast (Excl. Votes Withheld)	1,748,099,007
Percent of Issued Share Capital	76.20%
Votes Withheld - Note (c)	1,517,694

Resolution 16 - Note (d)
Renewal of Directors’ authority to disapply pre-emption rights
For - Note (b)	1,468,920,343
Percent of Votes Cast	84.04%
Percent of Issued Share Capital	64.03%
Against	278,978,193
Percent of Votes Cast	15.96%
Percent of Issued Share Capital	12.16%
Total Votes Cast (Excl. Votes Withheld)	1,747,898,536
Percent of Issued Share Capital	76.19%
Votes Withheld - Note (c)	1,718,159

Resolution 17 - Note (d)
Authority for the Company to purchase its own shares
For - Note (b)	1,701,849,997
Percent of Votes Cast	97.37%
Percent of Issued Share Capital	74.18%
Against	46,037,064
Percent of Votes Cast	2.63%
Percent of Issued Share Capital	2.01%
Total Votes Cast (Excl. Votes Withheld)	1,747,887,061
Percent of Issued Share Capital	76.19%
Votes Withheld - Note (c)	1,729,639

Resolution 18
Approval of the British American Tobacco Restricted Share Plan
For - Note (b)	1,649,978,029
Percent of Votes Cast	94.40%
Percent of Issued Share Capital	71.92%
Against	97,967,371
Percent of Votes Cast	5.60%
Percent of Issued Share Capital	4.27%
Total Votes Cast (Excl. Votes Withheld)	1,747,945,400
Percent of Issued Share Capital	76.19%
Votes Withheld - Note (c)	1,665,229

Resolution 19
Authority to make donationss to political organisations and to incur political expenditure
For - Note (b)	1,585,976,112
Percent of Votes Cast	90.74%
Percent of Issued Share Capital	69.13%
Against	161,774,633
Percent of Votes Cast	9.26%
Percent of Issued Share Capital	7.05%
Total Votes Cast (Excl. Votes Withheld)	1,747,750,745
Percent of Issued Share Capital	76.18%
Votes Withheld - Note (c)	1,862,566

Resolution 20 - Note (d)
Notice period for General Meetings
For - Note (b)	1,568,197,534
Percent of Votes Cast	89.70%
Percent of Issued Share Capital	68.35%
Against	180,156,371
Percent of Votes Cast	10.30%
Percent of Issued Share Capital	7.85%
Total Votes Cast (Excl. Votes Withheld)	1,748,353,905
Percent of Issued Share Capital	76.21%
Votes Withheld - Note (c)	1,262,797

Notes:

(a)	The total number of ordinary shares in issue (excluding treasury shares) at the close of business on Wednesday 29 April 2020 was 2,294,203,487.

(b)	Includes discretionary votes.

(c)	A vote withheld is not a vote in law and is not counted in the calculation of the proportion of votes ‘For’ or ‘Against’ a resolution.
(d)
In accordance with Listing Rules 9.6.2R and 9.6.3R, copies of the resolutions numbered 16, 17 and 20 will be submitted to the National Storage Mechanism as soon as practicable and will be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.  A copy of the resolutions may also be obtained from the Notice of Meeting which is available on the Company’s website at www.bat.com/agm.

All resolutions were passed at the Company’s Annual General Meeting today with the requisite majority of votes.

Resolution 2 - Directors’ Remuneration Report

In respect of resolution 2 (Directors’ Remuneration Report), we acknowledge that a significant minority of shareholders chose not to support this resolution.

This year, as with every year, the Remuneration Committee has given careful consideration to executive remuneration. Our executive remuneration arrangements are fully in line with our Directors’ Remuneration Policy which was approved by a significant majority of our shareholders at our 2019 Annual General Meeting with 92.6% of votes in favour of the policy.

However, the views of all our shareholders are important to us and we will continue to listen to their views to better understand the specific concerns of those who voted against this resolution. Prior to today’s Annual General Meeting, we engaged with a number of our shareholders on our executive remuneration arrangements and we will continue to actively engage shareholders on this important topic during 2020.

Resolution 15 - Authority to allot shares

We acknowledge that a number of our shareholders did not support this resolution. It remains standard market practice for many UK FTSE listed companies to retain this type of authority. As we have previously reported, the authority sought by the Company is in accordance with the UK Investment Association’s share capital management guidelines and prevailing voting guidelines of leading corporate governance agencies applicable to UK listed companies.

However, we remain aware that some institutional investors, particularly outside the UK, have specific policies against supporting this type of resolution. Following the outcome of today’s vote, we will continue our ongoing engagement with shareholders for which this authority presents concern and will keep best practice in this area under review.

P McCrory
Secretary
British American Tobacco p.l.c.

30 April 2020

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